UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

OWC Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	On March 12, 2020, Stanley Hirsch resigned as Chairman and Director of both OWC Pharmaceutical Research Corp. (the “Company”) and its wholly-owned Israeli subsidiary, One World Cannabis Ltd (“One World Cannabis”) and as a member of the Company’s Audit Committee.

(b)	On March 12, 2020, the Company’s Board of Directors appointed Mr. Amir Ohad to the Board of Directors.

Amir Ohad, age 57, has served as the Chairman of OHK Medical Devices, Inc., a company which manufactures and sells innovative orthopedic and vascular surgery products, since 2015. Mr. Ohad also serves as a director of Massivit 3D Printing Technologies Ltd. and iSonea (Israel) Ltd. Mr. Ohad has served as an associate in the International Institute for Counter-Terrorism at the Interdisciplinary Academic Institution in Hertzeliya, Israel since 2017. Mr. Ohad served more than 25 years of as a senior executive in private and public companies. From 2005 to 2007, Mr. Ohad served as the chief executive officer of Alqemia Group (Kafrit Industries), a publicly traded specialty compounding firm and served as the chief financial officer of ScitexVision (acquired by Hewlett Packard in 2005) from 2000 to 2005.

Mr. Ohad received his Masters of Business Administration and Masters of Arts from The Hebrew University of Jerusalem.

(c)	On March 13, 2020, the Company appointed Mr. Amir Ohad as Chairman of the Company and One World Cannabis. Mr. Ohad will receive a base salary of $7,500 per month for a minimum period of six (6) months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC PHARMACEUTICAL RESEARCH CORP.

By:	/s/ Zvi Riterband
Name:	Zvi Riterband
Title:	Chief Executive Officer

Dated: March 18, 2020